Exhibit 99.2

W.W. GRAINGER, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

For the Third Quarter Ended September 30, 2005

(Unaudited)

Company Contacts:

W. D. Chapman	847-535-0881
N. A. Hobor	847-535-0065

Issued: October 17, 2005

Third Quarter Highlights

•	Grainger reported record Third Quarter results:

•	Sales of $1.4 billion were up 10% versus 2004.

•	Operating earnings were $135.6 million, an increase of 26% versus 2004.

•	Earnings per share were $0.97, up 31% versus $0.74 in 2004.

Contents

I.	EARNINGS REVIEW		2

II.	BALANCE SHEET DATA		4

III.	CASH FLOW DATA		5

IV.	BUSINESS SEGMENT RESULTS		6

	EXHIBITS

	A.	Daily Sales Growth by Segment	9

	B.	Sales by Segment	10

	C.	Operating Earnings by Segment	11

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

I. EARNINGS REVIEW

	Net Sales
	Three Months Ended			Nine Months Ended
	($ in millions)
	09/30/05	09/30/04	Inc/(Dec)	09/30/05	09/30/04	Inc/(Dec)
Net Sales	$1,428	$1,301	10%	$4,136	$3,785	9%

Sales Days	2005	2004
Third Quarter	64	64
First Nine Months	192	192
Total Year	255	255

Sales in the third quarter benefited from a strong economy, ongoing strategic initiatives and a favorable Canadian exchange rate.

	Daily Sales Inc/(Dec) 2005 vs. 2004
2005 Month	Total Company	Branch-based Distribution	Lab Safety
July	10.9%	10.9%	10.3%
August	9.2	8.9	13.8
September	9.3	9.0	13.9

Third Quarter	9.8	9.6	12.9

First Nine Months	9.3	9.1	11.8

Sales were up 10% driven by an increase in both segments. The increase in the Branch-based Distribution segment was led by strong sales to the government, manufacturing and natural resource sectors, and a favorable Canadian exchange rate. Improved sales of seasonal products contributed approximately 1 percentage point to the sales growth. Partially offsetting these improvements was the negative effect of the wind-down of Integrated Supply and related automotive contracts. Hurricane-related sales were approximately $8 million in the third quarter of 2005 versus approximately $12 million in the third quarter of 2004. Lab Safety benefited from the 2005 acquisition of AW Direct.

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

	Operating Earnings
	Three Months Ended			Nine Months Ended
	($ in millions)
	09/30/05	09/30/04	Inc/(Dec)	09/30/05	09/30/04	Inc/(Dec)
Operating Earnings	$136	$107	26%	$371	$315	18%
Operating Margin	9.5%	8.3%	1.2pp	9.0%	8.3%	0.7pp
ROIC*				24.7%	22.8%	1.9pp

The Company’s operating earnings were $136 million for the third quarter of 2005 versus $107 million for the third quarter of 2004. The operating earnings improvement was from both the Branch-based Distribution and Lab Safety segments, partially offset by higher operating expenses at headquarters. Contributing to the increase in expenses at headquarters was $1.2 million of Company matching contributions for Hurricane Katrina.

The increase in ROIC was primarily attributable to higher operating earnings.

Other Income and Expense

For the 2005 third quarter, “Other Income and Expense” was $3.8 million of income versus $1.4 million of income for the 2004 quarter. The increase was primarily attributable to higher net interest income and an improvement in the results of unconsolidated entities.

Income Taxes

The Company’s effective income tax rate was 36.8% for the 2005 third quarter and 37.8% for the 2004 third quarter. Excluding the effect of equity in unconsolidated entities, which is recorded net of tax, the effective income tax rate for the quarter was 37.0% for 2005 and 38.0% for 2004. The change in effective tax rate was primarily the result of tax benefits related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, the utilization of tax benefits related to operations in Mexico, and lower provisions related to uncertainties.

*	See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

II. BALANCE SHEET DATA

Selected Balance Sheet data as of September 30, 2005 (preliminary) and 2004 follow:

	2005	2004
	($ in thousands)
ASSETS
Cash and Cash Equivalents	$446,420	$393,663
Accounts Receivable – net (1)	547,622	501,858
Inventories (2)	751,127	655,294
Other Current Assets	135,875	149,996

Total Current Assets	1,881,044	1,700,811
Property, Buildings and Equipment – net (3)	768,176	726,474
Investments in Unconsolidated Entities	24,559	23,759
All Other Assets (4)	312,296	238,452

Total Assets	$2,986,075	$2,689,496

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-Term Debt	$9,485	$4,590
Trade Accounts Payable	336,062	313,147
Other Current Liabilities	355,463	333,535

Total Current Liabilities	701,010	651,272
Long-Term Debt	—	4,895
All Other Liabilities	91,034	75,465
Shareholders’ Equity (5)	2,194,031	1,957,864

Total Liabilities and Shareholders’ Equity	$2,986,075	$2,689,496

(1)	Accounts receivable – net increased by $46 million, or 9%, due primarily to higher sales.
(2)	Inventories increased by $96 million, or 15%, primarily in the Branch-based Distribution segment, due to volume increases, higher targeted service levels and market expansion.
(3)	Property, buildings and equipment – net was up due to market expansion and technology initiatives. Depreciation and amortization of property, buildings, and equipment amounted to $24 million for the 2005 third quarter and $23 million for the 2004 third quarter.
(4)	Other assets increased $74 million, or 31%, due primarily to intangibles from the acquisition of the assets of AW Direct and increased capitalized software.
(5)	Common stock outstanding as of September 30, 2005 was 89,435,550 shares as compared with 90,081,559 shares at September 30, 2004. The Company repurchased 294,100 shares during the 2005 third quarter bringing the total for the year to 2.1 million shares. As of September 30, 2005, approximately 4.9 million shares of common stock remained under the current share repurchase authorization.

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

III. CASH FLOW DATA

The following is a summarized cash flow statement for the nine months ended September 30, 2005 (preliminary) and 2004:

	Nine Months Ended September 30,
	($ in thousands)
	2005	2004
Cash Flows from Operating Activities:
Net Earnings	$242,490	$196,867
Depreciation and Amortization	79,349	76,339
(Income) in Unconsolidated Entities	(2,121)	(303)
(Increase) Decrease in Accounts Receivable – net	(63,946)	(68,292)
(Increase) Decrease in Inventories	(44,106)	8,376
(Increase) Decrease in Prepaid Expenses	(897)	(7,792)
Increase (Decrease) in Trade Accounts Payable	43,753	54,724
Increase (Decrease) in Other Current Liabilities	(9,642)	34,600
Other – net	38,673	12,582

Net Cash Provided by Operating Activities	283,553	307,101

Cash Flows from Investing Activities:
Additions to Property, Buildings and Equipment – net	(71,305)	(59,711)
Additions for Capitalized Software	(34,293)	(17,337)
Net Cash Paid for Business Acquisition	(24,838)	—
Other – net	3,337	2,810

Net Cash Used in Investing Activities	(127,099)	(74,238)

Cash Flows from Financing Activities:
Net Decrease in Long-Term Debt	—	(140,800)
Cash Dividends Paid and Purchase of Treasury Stock – net	(179,362)	(147,110)
Other – net	39,558	46,099

Net Cash Used in Financing Activities	(139,804)	(241,811)

Exchange Rate Effect on Cash and Cash Equivalents	524	(213)

Net Increase (Decrease) in Cash and Cash Equivalents from beginning of year	$17,174	$(9,161)

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

IV. BUSINESS SEGMENT RESULTS

BRANCH-BASED DISTRIBUTION

	Three Months Ended			Nine Months Ended
	($ in millions)
	09/30/05	09/30/04	Inc/(Dec)	09/30/05	09/30/04	Inc/(Dec)
Net Sales	$1,332	$1,215	10%	$3,850	$3,529	9%
Operating Earnings	$139	$110	27%	$379	$330	15%
Operating Margin	10.5%	9.1%	1.4pp	9.8%	9.4%	0.4pp
ROIC*				27.1%	26.1%	1.0pp

North American Branch Network

Number of Branches

	2005 Third Quarter
	06/30/05	Opened	Closed	09/30/05
United States
Branch	396	5	(3)	398
Will Call Express	19	—	(3)	16
Canada	165	1	(1)	165
Mexico	6	—	—	6

Total	586	6	(7)	585

	2005 Year-to-Date
	12/31/04	Opened	Closed	09/30/05
United States
Branch	394	13	(9)	398
Will Call Express	16	3	(3)	16
Canada	166	4	(5)	165
Mexico	6	—	—	6

Total	582	20	(17)	585

Net Sales – Sales for this segment were up 10% for the quarter, reflecting the stronger North American economy, ongoing strategic initiatives in the United States and a favorable Canadian exchange rate.

Sales in the United States were up 9% versus 2004 reflecting growth across all customer segments, led by the government, manufacturing and natural resource sectors. National account sales within all customer segments were up 12% for the quarter. Improved sales of seasonal products contributed approximately 1 percentage point to the sales growth. The wind-down of Integrated Supply and related automotive contracts reduced sales by approximately 2 percentage points. Hurricane-related sales were approximately $8 million in the third quarter of 2005 versus approximately $12 million in the third quarter of 2004.

*	See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

BRANCH-BASED DISTRIBUTION (continued)

Results for the market expansion program were as follows:

	Third Quarter
	Sales Increase 2005 vs. 2004	Estimate of Completion
Phase 1 (Atlanta, Denver, Seattle)	9%	100%
Phase 2 (Four markets in Southern California)	17%	90%
Phase 3 (Houston, St. Louis, Tampa)	18%	70%

Overall, market expansion contributed approximately 1 percentage point to the 10% sales growth. The sales growth in Phase 1 was negatively affected in the Denver market due to lower sales to one large customer. Excluding the effect of this customer, sales in Phase 1 were up 13%.

Sales in Canada increased 16% for the quarter versus 2004 due to a stronger economy, primarily in the natural resources sector, and the effect of a favorable Canadian exchange rate. In local currency, sales for this business were up 7%.

Sales in Mexico were up 18% for the quarter versus 2004 driven by an improving economy, an expanded telesales operation, and the opening of a new branch in Queretaro in September 2004.

Operating Earnings – Branch-based operating earnings for the 2005 third quarter were up 27% compared with the 2004 period, the result of higher sales and improved gross profit margins, partially offset by operating expenses, which grew faster than sales. The market expansion initiative in Phase 1, 2 and 3 approached break-even from an operating earnings standpoint for the third quarter versus a loss in the 2004 quarter. However, entering future expansion markets will affect operating earnings performance.

The gross profit margin was up 1.6 percentage points versus the comparable 2004 quarter. Contributing to the improvement in gross profit margin were selling price category mix and the positive effect of product mix. A major driver of the improvement in the selling price category mix was reduced sales to Integrated Supply and automotive customers, which carry lower margins than the overall average.

The operating expense growth was primarily driven by increased costs related to market expansion and the SAP system, as well as higher sales commissions, partially offset by lower bad debt provisions. Damage to Company facilities as a result of hurricanes was minimal.

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

LAB SAFETY

	Three Months Ended			Nine Months Ended
	($ in millions)
	09/30/05	09/30/04	Inc/(Dec)	09/30/05	09/30/04	Inc/(Dec)
Net Sales	$98	$87	13%	$289	$258	12%
Operating Earnings	$14	$12	9%	$41	$36	12%
Operating Margin	13.9%	14.4%	(0.5)pp	14.1%	14.1%	—
ROIC*				37.6%	39.5%	(1.9)pp

Net Sales – Sales increased 13% for the quarter for Lab Safety, the Company’s direct marketing business, primarily due to the acquisition of AW Direct in January 2005. Also contributing to the improvement was an increase in core product lines.

Operating Earnings – Operating earnings for the 2005 third quarter were up 9%. The improvement in operating earnings was due to higher sales and improved gross profit margins, partially offset by increased operating expenses. Contributing to this improvement was the benefit from the results of AW Direct. The operating expense increase was primarily due to higher media, healthcare and information technology costs.

*	Footnote:

The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a ten point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non-operating cash), deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements

This document may contain forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives and are not historical facts. They are generally identified by qualifiers such as “estimate of completion” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

– End –

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

EXHIBIT A

Daily Sales Growth

by Segment

	2005 vs. 2004			2004 vs. 2003
Month	Company	Branch-based Distribution	Lab Safety	Company	Branch-based Distribution	Lab Safety
January	10.4%	10.9%	3.0%	4.7%	3.8%	19.6%
February	10.3%	10.0%	15.2%	5.9%	5.1%	17.4%
March	5.9%	5.6%	8.7%	7.4%	6.8%	16.6%
First Quarter	8.7%	8.7%	9.0%	6.1%	5.3%	18.1%

April	11.6%	11.2%	15.6%	6.1%	5.6%	12.0%
May	5.6%	5.1%	13.7%	8.6%	8.7%	5.9%
June	10.5%	10.5%	11.5%	6.6%	6.5%	7.2%
Second Quarter	9.3%	9.0%	13.6%	7.1%	7.0%	8.3%

July	10.9%	10.9%	10.3%	7.4%	7.0%	13.9%
August	9.2%	8.9%	13.8%	8.9%	8.9%	8.7%
September	9.3%	9.0%	13.9%	8.7%	8.9%	5.5%
Third Quarter	9.8%	9.6%	12.9%	8.4%	8.3%	9.3%

October				9.7%	9.9%	6.3%
November				8.3%	8.7%	2.4%
December				16.2%	16.7%	8.4%
Fourth Quarter				11.3%	11.7%	5.7%

Full year				8.2%	8.0%	10.2%

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

EXHIBIT B

Sales by Segment

($000’s)

	Three Months ended September 30, 2005
3rd Quarter	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,331,756	97,729	1,429,485
Intersegment net sales	(412)	(731)	(1,143)

Net sales to external customers	1,331,344	96,998	1,428,342

	Three Months ended September 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,215,282	86,563	1,301,845
Intersegment net sales	(197)	(591)	(788)

Net sales to external customers	1,215,085	85,972	1,301,057

2005 vs. 2004
Total net sales	9.6%	12.9%	9.8%
Intersegment net sales	109.1%	23.7%	45.1%
Net sales to external customers	9.6%	12.8%	9.8%

	Nine Months ended September 30, 2005
Year	Branch-based Distribution	Lab Safety	Totals
Total net sales	3,850,095	288,881	4,138,976
Intersegment net sales	(1,067)	(1,879)	(2,946)

Net sales to external customers	3,849,028	287,002	4,136,030

	Nine Months ended September 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	3,528,901	258,329	3,787,230
Intersegment net sales	(863)	(1,537)	(2,400)

Net sales to external customers	3,528,038	256,792	3,784,830

2005 vs. 2004
Total net sales	9.1%	11.8%	9.3%
Intersegment net sales	23.6%	22.3%	22.8%
Net sales to external customers	9.1%	11.8%	9.3%

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005

EXHIBIT C

Operating Earnings by Segment

($000’s)

	Three Months ended September 30, 2005
3rd Quarter	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	139,356	13,602	152,958
Unallocated expenses	—	—	(17,358)
Elimination of intersegment profits	—	—	(5)

Total consolidated operating earnings	139,356	13,602	135,595

	Three Months ended September 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	110,120	12,438	122,558
Unallocated expenses	—	—	(15,115)
Elimination of intersegment losses	—	—	1

Total consolidated operating earnings	110,120	12,438	107,444

2005 vs. 2004	26.5%	9.4%	26.2%

	Nine Months ended September 30, 2005
Year	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	378,994	40,777	419,771
Unallocated expenses	—	—	(48,541)
Elimination of intersegment losses	—	—	7

Total consolidated operating earnings	378,994	40,777	371,237

	Nine Months ended September 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	330,357	36,382	366,739
Unallocated expenses	—	—	(51,657)
Elimination of intersegment losses	—	—	1

Total consolidated operating earnings	330,357	36,382	315,083

2005 vs. 2004	14.7%	12.1%	17.8%

W.W. Grainger, Inc. Supplemental Financial Information for the Third Quarter Ended September 30, 2005